                                                                    EXHIBIT 10.3


                          PENNZOIL-QUAKER STATE COMPANY

            1999 LONG TERM PERFORMANCE INCENTIVE COMPENSATION PROGRAM

                                 March 15, 1999


OVERVIEW

o The basic concept of the plan design is to target long-term incentive values at market (e.g., 50th percentile pay for 50th percentile performance, 55th percentile pay for 55th percentile performance, etc.). The weighting of compensation delivered under different long-term devices for senior management is as follows:

                                                   % OF EXPECTED VALUE DELIVERED
          PLAN ELEMENT                                       BY DEVICE
          ------------                             -----------------------------
Stock Options                                                   40%
Conditional Stock                                               20%
Long-Term Performance Plan                                      40%

Total                                                          100%


o The employees participating in this plan structure for 1999 are the Executive Tier, Tiers E-1 through E-7 and Tier X-1.

o Pennzoil-Quaker State employees below those listed above will continue to have the same mix of stock options and conditional stock used in 1998 (i.e., 70% stock options and 30% conditional stock).

o The remainder of this report discusses the following aspects of the recommended long-term performance plan design:


--       Plan objectives;

--       Basic plan design concept;

--       Eligibility;

--       Performance measurement;

--       Performance standards;

--       Award opportunities;

--       Plan payouts;

--       Retirement/terminations;

--       Tax treatment;

--       Accounting treatment;

--       Plan administration;

--       Plan costs; and

--       Award calculations.



PLAN OBJECTIVES

o Motivate participants to achieve outstanding company performance relative to peers.

o Enable Pennzoil-Quaker State to attract and retain key employees by having this plan serve as part of a competitive total pay package.

o    Be easy to administer.

o    Be reasonable in terms of company cash requirements and overall cost.

o Provide a tax-effective means for the Company to help participants accumulate capital on a tax-deferred basis.



BASIC PLAN DESIGN CONCEPT

o Under the plan, participants will be provided an opportunity to receive an award payment based on Pennzoil-Quaker State's total shareholder return relative to industry peers during overlapping 3-year cycles.

o New performance cycles begin every year following the year the plan is established.

o In addition to the initial and ongoing awards with 3-year cycles, two additional awards will be made in 1999. One of the additional awards will have a 1-year cycle and the other additional award will have a 2-year cycle. The award opportunity for a 1-year cycle award should be one-third of the opportunity of a 3-year cycle award, while the award opportunity for a 2-year cycle award should be two-thirds of the opportunity of a 3-year cycle award. However, the performance measures and standards would be the same. The reason for these additional awards is to keep total award opportunities, in aggregate, competitive for the next three year period.

o    The recommended performance/payout cycle relationship is shown in Exhibit
     1.

                                                                       Exhibit 1

PENNZOIL-QUAKER STATE COMPANY
PERFORMANCE/PAYOUT CYCLE RELATIONSHIP


                1999              2000              2001            2002              2003             2004
                ----              ----              ----            ----              ----             ----
                ---- X

                ---------------------- X

                ---------------------------------------- X

                                  -------------------------------------- X

                                                    -------------------------------------- X

                                                                    --------------------------------------- X




X = Award earned at end of year shown

ELIGIBILITY

o Eligibility for the plan will be reviewed and determined annually by Pennzoil-Quaker State's CEO and the Compensation Committee of Pennzoil-Quaker State's Board.

o Plan participation will be extended to key executives that can directly impact the long-term success of the Company.

o Based on the Company's business needs and competitive market practices, plan eligibility will be limited to executives in Tiers E-1 through E-7, and Tier X-1*.



PERFORMANCE MEASUREMENT

o The recommended plan performance measure is Pennzoil-Quaker State's total shareholder return compared to the industry peers listed in Exhibit 2.

o Total shareholder return will be defined using the same method required in the total shareholder return graph of the proxy statement. Specifically, $100 invested in Pennzoil-Quaker State stock on the first day of the performance cycle, with dividends reinvested, compared to $100 invested in each of the peer companies, with dividend reinvestment during the same period.

                                                                       Exhibit 2

PENNZOIL-QUAKER STATE COMPANY
LISTING OF PEER COMPANIES CONSIDERED FOR TSR
CALCULATIONS FOR LONG-TERM PERFORMANCE PLAN

    Church & Dwight Inc.                           Newell

    Clorox                                         Oneida LTD

    Colgate Palmolive                              Procter & Gamble

    Dial                                           Ralston Purina Co.

    General Housewares                             Revlon Inc.

    Kimberly-Clark Corp.                           Samsonite Corp.

    Lancaster Colony                               Scotts Company

    Libbey Inc.                                    Sunbeam

PERFORMANCE STANDARDS

o At the start of each new performance cycle, Pennzoil-Quaker State will define threshold, target, and maximum performance on the total shareholder return objective.

o The standards shown in the table below will be used for the 1999-2001 performance cycle and for the 1-year and 2-year cycle awards to be made in 1999.


                                                                                         PENNZOIL-QUAKER STATE TSR
            PERFORMANCE LEVEL                          DEFINITION                        RANKING RELATIVE TO PEERS*
            -----------------                          ----------                        --------------------------
       Maximum                       Outstanding performance                                3rd of 17 (88th %ile)

       Target                        Expected or budgeted performance                       8th of 17 (56th %ile)

       Threshold**                   Minimal acceptable performance for incentive          13th of 17 (25th %ile)
                                     payout



          * If mergers/acquisitions result in a reduction in the number of peer companies during the cycle, these rankings will be converted to equivalent percentiles to calculate awards.

          ** Pennzoil-Quaker State must also achieve a minimum actual total shareholder return of 6% per year (averaged over the performance cycle) before any payouts may be made under the plan.

AWARD OPPORTUNITIES

o The long-term performance plan award opportunities for the plan eligible positions (by performance level) are shown below.


                                                           AWARDS AS % OF BASE SALARY, BY EXECUTIVE TIER*
      CORPORATE                     ----------------------------------------------------------------------------------------------
     PERFORMANCE                    E-7          E-6          E-5           E-4          E-3          E-2          E-1          X1
     -----------                    ---          ---          ---           ---          ---          ---          ---          --
     Maximum                        282%         240%         192%          162%         150%         129%          90%         75%

     Target                          94%          80%          64%           54%          50%          43%          30%         25%

     Threshold                       24%          20%          16%           14%          13%          11%           8%          6%

     Below Threshold                  0%           0            0             0            0            0            0           0


o These award ranges are for each 3-year performance cycle and assume that a new cycle is established each year.

o Awards for performance between stated levels would be calculated using the awards matrix described later in this report.


     * The long-term performance awards will be calculated using the percentages shown in the table and the participant's base salary on the last day of the applicable performance cycle. These award levels, at target, represent market 55th percentile rates when combined with recommended stock option and conditional stock awards.



PLAN PAYOUTS

o Payouts under the plan will be made as soon as possible after the completion of each performance cycle.

o As a rule, the payouts will be made within three months after the completion of the cycle.

o All awards typically will be paid as one-time lump-sum cash payments with taxes withheld at a flat rate of 28%.

o Payouts under the plan are both savings and investment plan and retirement plan eligible.

RETIREMENT AND TERMINATIONS

o To receive an award under the plan, the participant must generally be employed on the last day of the performance cycle.

o Exceptions to this policy will be made for retirement, long-term disability, death, or involuntary termination during the cycle for reasons other than cause, in which case the award will be prorated to reflect the actual months of service during the cycle. Award payouts under these exceptions would still be made at the end of the performance cycle.


TAX TREATMENT

o The employee will have to pay ordinary income tax on all awards when they are paid to the participant (not when they are earned).

o The company will receive a tax deduction in the amount of income realized by the participant in the year the award is paid.


ACCOUNTING TREATMENT

o The Company's projected obligation under the long-term performance cash plan will be an expense that will be estimated and accrued periodically on its financial statements.



PLAN ADMINISTRATION

o The plan will be administered by Pennzoil-Quaker State's CEO for all positions except his own, in which case the Compensation Committee will administer the plan.

o The Compensation Committee will be responsible for approving award opportunities, performance measures, performance standards, and actual award payments.

o Also, any modifications or amendments to the plan will be made at the sole discretion of the Compensation Committee.

o In addition, the company will retain the right to terminate or modify the plan at any time. (However, cycles that have already begun are a contractual obligation of the company.)